EXHIBIT 99.1

For Immediate Release: September 8, 2016

Media Contacts:

Jennifer Nahas
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332

Joseph Kuo / Matthew Griffes
Haven Tower Group LLC
jkuo@haventower.com or mgriffes@haventower.com
424 652 6520 ext. 101 or ext. 103

Griffin Capital Essential Asset REIT Reports
Second Quarter 2016 Results

EL SEGUNDO, Calif. (September 8, 2016) - Griffin Capital Essential Asset REIT, Inc. (the “REIT”) announced its operating results for the second quarter 2016.

As of June 30, 2016, the REIT’s portfolio consisted of 76(1) assets encompassing approximately 18.9 million(1) square feet of space in 20 states with a total acquisition value of $3.1 billion(1).
Michael Escalante, President and Chief Investment Officer of the REIT commented, “We're pleased to deliver to our shareholders another quarter of strong financial results, encompassing robust growth in terms of both revenues and modified funds from operations. Looking beyond the numbers, we continue to be excited about the quality of the REIT's assets and tenant base, which reflect our expertise not only as real estate investors, but as focused real estate operators who are committed to a disciplined approach in how we create long-term value for our shareholders.”
Details of the REIT's earnings can be found below.
Results and Accomplishments for the Second Quarter 2016

•	Net income attributable to common stockholders was approximately $0.04 per diluted share for the quarter.

•	Total revenue for the quarter was approximately $85.6 million, representing year-over-year growth of 39% for the same period in 2015.

•
Approximately 67.8%(1) of our portfolio’s net rental revenue(2) was generated by properties leased to tenants and/or guarantors with investment grade ratings or whose non-guarantor parent companies have investment grade ratings(3).

•	The total capitalization of our portfolio as of June 30, 2016 was $3.4 billion(4).

•	Our debt to total real estate acquisition value as of June 30, 2016 was 49.0%(1).

•	Our weighted average remaining lease term was approximately 7.4(1) years with average annual rent increases of approximately 2.0%(1).

•
Modified funds from operations, or MFFO, as defined by the Investment Program Association (IPA), was approximately $37.2 million for the quarter, representing year-over-year growth of approximately 41% for the same period in 2015. Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), was approximately $38.1 million and approximately $1.4 million for the quarters ended June 30, 2016 and 2015, respectively. Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.

•
On April 27, 2016, we acquired the remaining 90% beneficial ownership interest of Griffin Capital (Nashville) Investors, DST, which property is leased in its entirety to HealthSpring, Inc., from unaffiliated third party investors at a purchase price of $41.3 million. We issued approximately $11.9 million in limited partnership units to those investors who elected to exchange their ownership interest. We consolidated the property as of the acquisition date and recognized a gain of approximately $0.7 million.

About Griffin Capital Essential Asset REIT and Griffin Capital Corporation

Griffin Capital Essential Asset REIT, Inc. is a publicly-registered non-traded REIT with a portfolio, as of August 1, 2016, of 76 office and industrial distribution properties totaling 18.9 million rentable square feet, located in 20 states, representing total REIT capitalization of approximately $3.4 billion. The REIT’s sponsor, Griffin Capital Corporation (“Griffin Capital”), is a privately-owned investment and asset management company headquartered in Los Angeles. Led by senior executives, each with more than two decades of real estate experience collectively encompassing over $22 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 55.5 million square feet of space since 1995. As of August 1, 2016, Griffin Capital and its affiliates currently own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 38 million square feet of space, located in 30 states and the United Kingdom, representing approximately $6.8 billion(5) in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.

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1 Includes the property information related to the acquisition of an 80% ownership interest in a joint venture with affiliates of Digital Realty Trust, L.P.
2 Net rent is based on (a) the contractual base rental payments assuming the lease requires the tenant to reimburse us for certain operating expenses or the property is self-managed by the tenant and the tenant is responsible for all, or substantially all, of the operating expenses; or (b) contractual rent payments less certain operating expenses that are our responsibility for the 12-month period subsequent to June 30, 2016 and includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.
3 Of the 67.8% net rent, 59.9% is from a Nationally Recognized Statistical Rating Organization (NRSRO) credit rating, with the remaining 7.9% being from a non-NRSRO, but having a rating that we believe is equivalent to an NRSRO investment grade rating. Bloomberg’s default risk rating is an example of a non-NRSRO rating.
4 Total capitalization includes the outstanding debt balance plus total equity raised and issued, including operating partnership units, net of redemptions, and an 80% interest in the Digital Realty Trust joint venture.
5 Includes information related to interests in joint ventures.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$29,450	$21,944
Restricted cash	16,844	24,187
Restricted cash - real estate funds held for exchange	—	47,031
Real estate:
Land	366,532	355,443
Building and improvements	2,051,271	2,020,947
Tenant origination and absorption cost	521,643	516,879
Construction in progress	9,559	4,805
Total real estate	2,949,005	2,898,074
Less: accumulated depreciation and amortization	(264,279)	(202,048)
Total real estate, net	2,684,726	2,696,026
Real estate assets and other assets held for sale, net	71,189	68,792
Investments in unconsolidated entities	50,152	56,863
Intangible assets, net	33,293	36,769
Deferred rent	34,930	26,432
Mortgage receivable from affiliate	—	24,513
Other assets, net	29,619	34,833
Total assets	$2,950,203	$3,037,390
LIABILITIES AND EQUITY
Debt:
Mortgages payable	$376,001	$361,746
Term Loan (July 2015)	709,849	634,922
Revolver Loan (July 2015)	361,542	476,759
Total debt	1,447,392	1,473,427
Restricted reserves	10,964	11,286
Interest rate swap liability	30,499	6,394
Mandatory redemption of noncontrolling interest	—	18,129
Accounts payable and other liabilities	68,762	68,168
Distributions payable	6,097	6,147
Due to affiliates	3,291	8,757
Below market leases, net	34,817	41,706
Liabilities of real estate assets held for sale	1,852	2,845
Total liabilities	1,603,674	1,636,859
Commitments and contingencies (Note 10)
Noncontrolling interests subject to redemption, 531,000 units eligible towards redemption as of June 30, 2016 and December 31, 2015	4,887	4,887
Common stock subject to redemption	89,162	86,557
Stockholders’ equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; no shares outstanding as of June 30, 2016 and December 31, 2015	—	—
Common Stock, $0.001 par value; 700,000,000 shares authorized; 176,079,637 and 175,184,519 shares outstanding, as of June 30, 2016 and December 31, 2015	176	175
Additional paid-in capital	1,561,506	1,561,499
Cumulative distributions	(272,566)	(212,031)
Accumulated deficit	(36,896)	(55,035)
Accumulated other comprehensive loss	(30,866)	(6,839)
Total stockholders’ equity	1,221,354	1,287,769
Noncontrolling interests	31,126	21,318
Total equity	1,252,480	1,309,087
Total liabilities and equity	$2,950,203	$3,037,390

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Rental income	$67,536	$49,633	$134,386	$94,348
Property expense recoveries	18,096	11,930	37,048	22,428
Total revenue	85,632	61,563	171,434	116,776
Expenses:
Asset management fees to affiliates	5,889	4,273	11,678	8,060
Property management fees to affiliates	2,421	1,644	4,791	3,118
Property operating expense	11,289	8,172	22,228	15,071
Property tax expense	11,112	7,857	22,238	14,735
Acquisition fees and expenses to non-affiliates	424	441	534	845
Acquisition fees and expenses to affiliates	1,239	20,291	1,239	22,271
General and administrative expenses	2,348	1,780	3,372	2,753
Corporate operating expenses to affiliates	588	154	853	305
Depreciation and amortization	31,481	22,418	62,687	41,883
Total expenses	66,791	67,030	129,620	109,041
Income (loss) from operations	18,841	(5,467)	41,814	7,735
Other income (expense):
Interest expense	(12,815)	(6,392)	(24,844)	(11,820)
Interest income	243	558	2,069	664
Loss from investment in unconsolidated entities	(354)	(354)	(738)	(746)
Gain on acquisition of unconsolidated entity	666	—	666	—
Gain from sale of depreciable operating property	—	—	—	3,613
Net income (loss)	6,581	(11,655)	18,967	(554)
Preferred units redemption premium	—	(2,904)	—	(7,591)
Distributions to redeemable preferred unit holders	—	(7,429)	—	(7,429)
Less: Net (income) loss attributable to noncontrolling interests	(244)	668	(650)	458
Net income (loss) attributable to controlling interest	6,337	(21,320)	18,317	(15,116)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(89)	(89)	(178)	(177)
Net income (loss) attributable to common stockholders	$6,248	$(21,409)	$18,139	$(15,293)
Net income (loss) attributable to common stockholders per share, basic and diluted	$0.04	$(0.15)	$0.10	$(0.11)
Weighted average number of common shares outstanding, basic and diluted	175,567,424	140,825,261	175,379,795	135,495,479
Distributions declared per common share	$0.17	$0.17	$0.34	$0.34

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Modified Funds from Operations
(Unaudited)

Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Additionally, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as funds from operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.
The Investment Program Association (“IPA”) issued Practice Guideline 2010-01 (the “IPA MFFO Guideline”) on November 2, 2010, which extended financial measures to include modified funds from operations (“MFFO”). In computing MFFO, FFO is adjusted for certain non-operating cash items such as acquisition fees and expenses and certain non-cash items such as straight-line rent, amortization of in-place lease valuations, amortization of discounts and premiums on debt investments, nonrecurring impairments of real estate-related investments, mark-to-market adjustments included in net income (loss), and nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis.
Management is responsible for managing interest rate, hedge and foreign exchange risk. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements or other hedge instruments and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations, assessments regarding general market conditions, and the specific performance of properties owned, which can change over time. No less frequently than annually, we evaluate events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, we assess whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) expected from the use of the assets and the eventual disposition. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges through operational net revenues or cash flows prior to any liquidity event.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Modified Funds from Operations
(Unaudited)

We adopted the IPA MFFO Guideline as management believes that MFFO is a beneficial indicator of our on-going portfolio performance and ability to sustain our current distribution level. More specifically, MFFO isolates the financial results of the REIT’s operations. MFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, MFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and MFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. MFFO also allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions, as well as a comparison of our performance with that of other non-traded REITs, as MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes. As explained below, management’s evaluation of our operating performance excludes items considered in the calculation of MFFO based on the following economic considerations:
•Straight-line rent. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these periodic minimum rent payment increases during the term of a lease are recorded to rental revenue on a straight-line basis in order to reconcile the difference between accrual and cash basis accounting. As straight-line rent is a GAAP non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of straight-line rent to arrive at MFFO as a means of determining operating results of our portfolio.
•Amortization of in-place lease valuation. Acquired in-place leases are valued as above-market or below-market as of the date of acquisition based on the present value of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management's estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases. As this item is a non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of the amortization of in-place lease valuation to arrive at MFFO as a means of determining operating results of our portfolio.
•Acquisition-related costs. We were organized primarily with the purpose of acquiring or investing in income-producing real property in order to generate operational income and cash flow that will allow us to provide regular cash distributions to our stockholders. In the process, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP, are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss). These costs have been and will continue to be funded with cash proceeds from our Public Offerings or included as a component of the amount borrowed to acquire such real estate. If we acquire a property after all offering proceeds from our Public Offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless our Advisor determines to waive the payment of any then-outstanding acquisition-related costs otherwise payable to our Advisor, such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Acquisition-related costs may negatively affect our operating results, cash flows from operating activities and cash available to fund distributions during periods in which properties are acquired, as the proceeds to fund these costs would otherwise be invested in other real estate related assets. By excluding acquisition- related costs, MFFO may not provide an accurate indicator of our operating performance during periods in which acquisitions are made. However, it can provide an indication of our on-going ability to generate cash flow from operations and continue as a going concern after we cease to acquire properties on a frequent and regular basis, which can be compared to the MFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to ours. Management believes that excluding these costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management.
•Financed termination fee. We believe that a fee received from a tenant for terminating a lease is appropriately included as a component of rental revenue and therefore included in MFFO. If, however, the termination fee is to be paid over time, we believe the recognition of such termination fee into income should not be included in MFFO. Alternatively, we believe that the periodic amount paid by the tenant in subsequent periods to satisfy the termination fee obligation should be included in MFFO.
•Gain or loss from the extinguishment of debt. We use debt as a partial source of capital to acquire properties in our portfolio. As a term of obtaining this debt, we will pay financing costs to the respective lender. Financing costs are capitalized as a component of total assets on the consolidated balance sheets and amortized into interest expense on a straight-line basis over the term of the debt. We consider the amortization expense to be a component of operations if the debt was used to acquire properties. From time to time, we may cancel certain debt obligations and replace these canceled debt obligations with new debt at more favorable terms to us. In doing so, we are required to write off the remaining capitalized financing costs associated with the canceled debt, which we consider to be a cost, or loss, on extinguishing such debt. Management will no longer consider the

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Modified Funds from Operations
(Unaudited)

effect of amortization of these financing costs in operating models and also believes that this loss is considered an isolated event not associated with our operations, and therefore, deems this write off to be an exclusion from MFFO.
For all of these reasons, we believe the non-GAAP measures of FFO and MFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and MFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and MFFO. Additionally, MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value. The use of MFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. MFFO is useful in assisting management and investors in assessing our on-going ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete and NAV is disclosed. However, MFFO is not a useful measure in evaluating NAV because impairments are taken into account in determining NAV but not in determining MFFO. Therefore, FFO and MFFO should not be viewed as more prominent a measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate MFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.
Our calculation of FFO and MFFO is presented in the following table for the three and six months ended June 30, 2016 and 2015 (in thousands):

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Modified Funds from Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$6,581	$(11,655)	$18,967	$(554)
Adjustments:
Depreciation of building and improvements	13,788	9,473	27,005	17,490
Amortization of leasing costs and intangibles	17,686	12,938	35,668	24,379
Equity interest of depreciation of building and improvements - unconsolidated entities	621	613	1,250	1,226
Equity interest of amortization of intangible assets - unconsolidated entities	1,188	1,200	2,387	2,400
Gain from sale of depreciable operating property	—	—	—	(3,613)
Gain on acquisition of unconsolidated entity	(666)	—	(666)	—
FFO	$39,198	$12,569	$84,611	$41,328
Distributions to redeemable preferred unit holders	—	(2,904)	—	(7,591)
Distributions to noncontrolling interests	(1,124)	(858)	(2,105)	(1,707)
Preferred units redemption premium	—	(7,429)	—	(7,429)
FFO, adjusted for redeemable preferred and noncontrolling interest distributions	$38,074	$1,378	$82,506	$24,601
Reconciliation of FFO to MFFO:
Adjusted FFO	$38,074	$1,378	$82,506	$24,601
Adjustments:
Acquisition fees and expenses to non-affiliates	424	441	534	845
Acquisition fees and expenses to affiliates	1,239	20,291	1,239	22,271
Revenues in excess of cash received (straight-line rents)	(4,039)	(3,251)	(8,923)	(6,436)
Amortization of above/(below) market rent	731	(504)	1,573	(1,055)
Amortization of ground leasehold interests (below market)	7	7	14	14
Amortization of deferred revenue (1)	—	—	(1,228)	—
Revenues in excess of cash received (financed termination fee)	—	—	(202)	—
Financed termination fee payments received	278	263	552	523
Equity interest of revenues in excess of cash received (straight-line rents) - unconsolidated entities	(217)	(321)	(461)	(667)
Equity interest of amortization of above/(below) market rent - unconsolidated entities	746	750	1,496	1,500
Preferred units redemption premium	—	7,429	—	7,429
MFFO	$37,243	$26,483	$77,100	$49,025
(1) Amount represents the recognition of deferred revenue related to a mortgage receivable from an affiliate, which was paid off in January 2016. Year to date amount has been updated to reflect this adjustment as of the three months ended March 31, 2016